UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2013

Central Index Key Number of depositor: 0000869090

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator

and Servicer of the Issuing Entities described below)

Central Index Key Number of issuing entity: 0001174821

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-170794 333-145109 333-131327	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association 201 North Walnut Street Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (302) 282-5113

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On December 20, 2013, Chase Bank USA, National Association, Chase Issuance Trust and Wells Fargo Bank, National Association entered into Amendment No. 3 to the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, as amended by Amendment No. 1 thereto, dated as of May 8, 2009, and as further amended by Amendment No. 2 thereto, dated as of July 9, 2013.

On December 20, 2013, Chase Issuance Trust and Wells Fargo Bank, National Association entered into Amendment No. 2 to the Third Amended and Restated Indenture, dated as of December 19, 2007, as amended by the Amendment thereto, dated as July 9, 2013.

On December 20, 2013, Chase Issuance Trust and Wells Fargo Bank, National Association entered into the Amendment to the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits.

The following exhibits are filed as a part of this report:

(4.1)	Amendment No. 3 to the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 20, 2013, among Chase Bank USA, National Association, Chase Issuance Trust and Wells Fargo Bank, National Association.

(4.2)	Amendment No. 2 to the Third Amended and Restated Indenture, dated as of December 20, 2013, between Chase Issuance Trust and Wells Fargo Bank, National Association.

(4.3)	Amendment to the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, between Chase Issuance Trust and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION as Sponsor, Depositor, Originator, Administrator and Servicer of the Chase Issuance Trust

By:	/s/ David A. Penkrot
Name:	David A. Penkrot
Title:	Senior Vice President

Date: December 23, 2013